Exhibit (10)(o)

                SPLIT DOLLAR INSURANCE AGREEMENT



     THIS AGREEMENT, made this 24th day of January 1994 by and between FLORIDA ROCK INDUSTRIES, INC. (the "Employer"), and EDWARD L'ENGLE BAKER, ("Trustee"), Trustee of the Irrevocable Trust Under Agreement Between JOHN D. BAKER, II, Grantor, and EDWARD L'ENGLE BAKER, Trustee, dated September 7, 1993 ("Trust").

                           WITNESSETH:


     WHEREAS, the Employer desires to help selected key Employees provide life insurance protection for beneficiaries; and

     WHEREAS, the Employer and the Trust desire to enter into this Split Dollar Insurance Agreement ("Agreement") to set forth the terms and conditions under which the Trust will acquire and the parties will maintain a life insurance policy on the life of the Employee;

     NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein, and intending to be legally bound hereby, the Employer and the Trustee agree as follows:

     1. Application for Insurance; Ownership of the Policy. The Trustee shall apply to American Heritage Life Insurance Company (the "Insurer") for issuance of a life insurance policy (the "Policy") insuring the life of both John D. Baker, II, (the "Employee") and Anne D. Baker, the Employee's spouse ("Spouse"), and in such amount as determined by the Employer. When the Policy is issued, the policy number, initial face amount and death benefit option shall be recorded on Schedule A attached hereto. The Trust shall be the sole owner of the Policy and, subject to this Agreement and the Collateral Assignment, the Trustee may exercise all ownership rights which the Policy grants to the policy owner. Except as otherwise provided in Section 2(c) of this Agreement, policy interest credited shall be applied to policy cash value. Notwithstanding anything herein to the contrary, the Employer's obligations under this Agreement are expressly conditioned on issuance of the Policy upon such underwriting classification and premium amount as are acceptable to the Employer in the exercise of its sole and absolute discretion.

     2.   Payment of Premiums.

     (a) Subject to Section (c) below, the Employer and the Trustee shall each pay a portion of each premium due on the Policy as hereinafter set forth. Each premium on the Policy shall be paid by the Employer as it becomes due. Following each premium payment by the Employer, the Trustee shall reimburse the Employer for a portion of the premium paid by the Employer. The amount of the reimbursement shall equal the value of the economic benefit attributable to the life insurance protection provided to the Trust under this Agreement. The value of the economic benefit shall be calculated by using the lower of the P.S. 58 rates or the Insurer's term rates multiplied by the Policy's total death benefit minus the cumulative amount of premiums on the Policy paid by the Employer other than funds reimbursed to it by the Trustee.

     (b) Notwithstanding the foregoing, during the term of this Agreement the Employer shall pay a portion of the annual premium for the number of years stated in Item 4 of Schedule A, commencing with the premium for the initial policy year beginning January 24, 1994; provided, the Employer may agree to pay such additional premiums as it and the Trustee may agree.

     (c) If the Employer is not obligated to pay a portion of the premium on the policy for any policy year during the term of this Agreement, the Trustee shall pay such premium either in cash or by the application of policy cash values, provided such application of policy dividends or application of values does not reduce the Employer's Policy Interest (as defined herein).

     3. Collateral Assignment. To secure the Trustee's reimbursement of the amount of premiums the Employer pays on the Policy pursuant to this Agreement, the Trustee shall, promptly upon issuance of the Policy, assign and deliver the Policy to the Employer as collateral (the "Collateral Assignment"). Such Collateral Assignment shall be in such form as the Employer requires and shall grant to the Employer the limited rights in and to the Policy specified therein. All rights in and to the Policy not granted to the Employer by the Collateral Assignment or this Agreement, including but not limited to the right to designate and change the beneficiary of that portion of the Policy proceeds to which the Trust is entitled hereunder, shall be retained by the Trust. The Collateral Assignment is intended only to grant to the Employer a security interest in the Policy and this security interest shall not be interpreted in any way to include any incidents of ownership, except as provided in this Agreement and/or the Collateral Assignment. Such Collateral Assignment shall not be canceled, altered or amended except as provided in this Agreement by both parties. The Employer and the Trustee agree to take all action necessary to cause such Collateral Assignment to conform to the provisions of this Agreement.

     4.   Policy Interests.

     (a) Employer's Policy Interest. Except to the extent provided in Section 5 hereof, in the event of the surrender or cancellation of the Policy, the Employer's interest in the Policy is limited to its right to recover a portion of the cash surrender value equal to the lesser of (i) the cumulative amount of premiums on the Policy paid by the Employer other than funds reimbursed to it by the Employee or (ii) the entire Policy cash value. Upon the last of the Employee's and Spouse's deaths, the Employers interest in the Policy's death benefit is an amount equal to the cumulative amount of premiums on the Policy paid by the Employer other than funds reimbursed to it by the Trustee. The Policy interests described in this Section 4(a) shall be referred to as the "Employer's Policy Interest."

     (b) Trustee's Policy Interest. Except to the extent provided in Section 5 hereof, in the event of the surrender or cancellation of the Policy, the Trust's interest in the Policy shall be the total Policy cash surrender value minus the Employer's Policy Interest in such cash value. Upon the last of the Employee's or Spouse's death, the Trust's interest in the Policy's death benefit is the Policy's total death benefit reduced by the Employers Policy Interest.

     (c) Any payments made under the Policy to the Employer in connection with the rights granted to the Employer pursuant to this Agreement shall first be made from the Policy's cash surrender value attributable to policy interest credited. The Trust shall have no interest in the life insurance protection attributable to policy interest credited except to the extent the death benefit or cash value thereof exceeds the Employer's Policy Interest. Notwithstanding any provision in this Agreement or the Collateral Assignment to the contrary, neither the Employer nor the Trustee shall have the right to obtain one or more policy loans without the express written consent of the other party.

     (d) The Trustee acknowledges that if the Employee and Spouse die during the first two years after the policy issued under the Agreement is in force, and the Employee or Spouse made any material misrepresentation in the policy application that would have resulted in a different classification or rating or in insurance not being accepted, a claim for benefits under the policy may be denied. The Trustee also acknowledges that if during the first two years the policy issued under the Plan is in force, the Employee and Spouse die as a result of suicide, Policy death benefits will not be paid.

     5. Termination of Agreement. This Agreement shall terminate upon the happening of any of the following:

     (a)  The expiration of the number of Policy years stated in
Item 5, Schedule A as measured from the initial date of the Policy;

     (b) Failure of the Trustee to either pay the Trust's share of a premium or to reimburse the Employer for the Trust's share of a premium pursuant to Section 2 hereof;

     (c) Termination of the Employee's employment for cause. For purposes hereof termination for cause shall mean the termination of the Employee's employment with the Employer for any one or more of the following reasons: (i) embezzlement or theft from the Employer, or other acts of dishonesty or disloyalty injurious to the Employer; (ii) use by the Employee of alcohol, drugs, narcotics, or other controlled substances to such an extent that the Employee's ability to perform his duties as an employee of the Employer is materially impaired; (iii) disclosing without authorization proprietary or confidential information of the Employer; (iv) committing any act of gross negligence or gross malfeasance; or (v) conviction of a crime amounting to a felony under the laws of the United States of America or any of the several states. The determination of whether or not there has been a termination for cause shall be made by the Board of Directors of the Employer provided that, if the terminated Employee is a member of the Board of Directors, he shall not participate in the determination.

     (d) If this Agreement terminates as provided above, the Trustee shall have the right to pay to the Employer within sixty
(60) days following the date of such termination an amount equal to the Employer's Policy Interest. Upon receipt of such amount, the Employer shall promptly execute and deliver to the Trustee an appropriate instrument releasing any and all rights of the Employer under the Collateral Assignment so that all rights under the Policy thereafter inure to the Trustee. If the Trust fails to timely repay the Employer's Policy Interest as herein above provided, the Employer shall refund to the Trustee any payment made by the Trustee to the Employer or the Insurer for the unexpired portion of the premium payment period in which the termination of the Agreement occurred, and thereafter the Trustee promptly shall execute any and all instruments required to vest sole ownership of the Policy in the Employer. The Trust shall thereafter have no further interest in the Policy and will be deemed to have satisfied all of the Trust's obligations for the repayment of any and all of the Employer's Policy Interest.

     6. Change in Control. This Agreement shall not terminate upon a Change in Control. A Change in Control shall occur upon the happening of either of the following:

     (a)  A "Business Combination of Employer" as provided in
Article XIII of Employer's Articles of Incorporation;

     (b)  A "control-share acquisition" of Employer pursuant to
Section 607.0902, Florida Statutes, (1993), or any successor provision thereto.

     7.   Assignment.

     (a) The Trust may at any time transfer or assign the Trust's interest in the Policy and his rights and obligations under this Agreement to a third party or parties. Upon any such transfer, all of the Trustee's interest in the Policy and rights and obligations under this Agreement and the Collateral Assignment shall be vested in the transferee or transferees, who shall be substituted for the Trustee as a party or parties hereto, and the Trustee shall have no further interest in the Policy or rights under this Agreement.

     (b) The Employer may assign its rights, interest and obligations under this Agreement; provided, however, any such assignment shall be subject to the terms of this Agreement; and provided further, however, the Employer shall remain liable to discharge its obligations under this Agreement.

     8. ERISA. The following provisions are part of this Agreement and are intended to meet the requirements of the Employee Retirement Income Security Act of 1974. This Plan is a "welfare plan" under ERISA. This Agreement (including the Schedules) constitutes a plan description and a summary plan description under ERISA.

     (a)  Plan Name:  Executive Split Dollar Life Insurance Plan

     (b)  Plan Number:  505

     (c)  Plan Year:  January 1 - December 31

     (d)  Employer:  Florida Rock Industries, Inc., 155 East 21st
Street, Jacksonville, FL 32201 (904) 355-1781, Federal Tax ID #59-
0573002.

     (e)  Plan Administrator:  Florida Rock Industries, Inc., 155
East 21st Street, Jacksonville, FL 32201 (904) 355-1781

     (f)  Agent for Service of Legal Process:  Counsel for the
Corporation, Florida Rock Industries, Inc. (Service of process may also be made on the Plan Administrator.)

     (g)  Eligibility Requirements:  Employees designated by the
Employer's Board of Directors.

     (h)  Claims: For claims procedure purposes, the "Claims
Manager" shall be the Director of Human Resources of the Employer.

          (i) If for any reason a claim for benefits under this Agreement is denied by the Employer, the Claims Manager shall deliver to the claimant a written explanation setting forth the specific reasons for the denial, pertinent references to the section of the Agreement on which the denial is based, such other data as may be pertinent and information on the procedures to be followed by the claimant in obtaining a review of his claim, all written in a manner calculated to be understood by the claimant. For this purpose:


               (A) The claimant's claim shall be deemed filed when presented orally or in writing to the Claims Manager.

               (B) The Claims Manager's explanation shall be in writing delivered to the claimant within ninety (90) days of the date the claim is filed.

          (ii) The claimant shall have sixty (60) days following his receipt of the denial of the claim to file with the Claims Manager a written request for review of the denial. For such review, the claimant or his representative may submit pertinent documents and written issues and comments.

          (iii) The Claims Manager shall decide the issue on review and furnish the claimant with a copy within sixty (60) days of receipt of the claimant's request for review of his claim. The decision on review shall be in writing and shall include specific reasons for the decision written in a manner calculated to be understood by the claimant, as well as specific references to the pertinent provisions of the Agreement on which the decision is based. If a copy of the decision is not so furnished to the claimant within such sixty (60) days, the claim shall be deemed denied on review.

     (i) ERISA Rights: The Employee is entitled to certain rights and protections under the Employee Retirement Income Security Act of 1974 ("ERISA"). ERISA provides that all participants shall be entitled to:

               Examine, without charge, at the plan administrator's office and at other specified locations, all plan documents, including insurance contracts, and copies of all documents filed by the plan with the U.S. Department of Labor, such as detailed annual reports and plan descriptions.

               Obtain copies of all plan documents and other plan information upon written request to the plan administrator. The administrator may make a reasonable charge for the copies.

               In addition to creating rights for plan
          participants, ERISA imposes duties upon the people who are responsible for the operation of the employee benefit plan. The people who operate your plan, called"fiduciaries" of the plan, have a duty to do so prudently and in the interest of you and other plan participants and beneficiaries. No one, including your employer or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a benefit or exercising your rights under ERISA.

               Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request materials from the plan and do not receive them within 30 days, you may file suit in a federal court. In such a case, the court may require the plan administrator to provide the materials and pay you up to $100 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the administrator.

               If it should happen that plan fiduciaries misuse the plan's money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay those costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous.

               If you have any questions about your plan, you should contact the plan administrator. If you have any questions about this statement or about your rights under ERISA, you should contact the nearest Area Office of the U.S. Labor Management Services Administration, Department of Labor.

     9. Arbitration of Denied Claims. Any controversy or claim arising out of or relating to a final decision, upon review pursuant to the procedures set forth in Section 8 above, that denies a claim for benefits under this Agreement shall be settled by arbitration under three arbitrators in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. Any such arbitration shall be subject to the statute of limitations that would apply if the claim on which the arbitration is based were brought as a suit in a United States district court under ERISA. The site of any such arbitration shall be Jacksonville, Florida.

     10. Entire Agreement; Amendment. This Agreement and the Collateral Assignment and any written amendments thereto contain all the terms and provisions of the parties' rights and obligations relating to the subject hereof and shall constitute the entire agreement of the parties, any other alleged terms or provisions being of no effect. Neither this Agreement nor the Collateral Assignment may be amended or modified except by a written instrument signed by all parties hereto.

     11. Liability of Insurer. The Insurer shall be bound only by the provisions of and endorsements on the Policy, and any payments made or action taken by it in accordance therewith shall fully discharge it from all claims, suits and demands of all persons whatsoever. The Insurer shall be entitled to rely exclusively on a statement by the Employer as to the determination of the parties' respective interests in the Policy. The Insurer shall in no way be bound by or be deemed to have notice of the provisions of this Agreement.

     12. Liability of Employer. The benefits provided by the Insurer shall be governed by the terms of the Policy. All such benefits are provided solely by the Insurer and are subject to the Insurer's ability to pay benefits. The Employer does not guarantee the Insurer's payments under the Policy.

     13. Binding Effect. This Agreement is binding upon and inures to the benefit of the Employer and any successor or transferee, the Trustee (and its successor trustees), and any Policy beneficiary.

     14. Merger or Consolidation. In the event of a merger or a consolidation by Employer with another corporation, or the acquisition of substantially all of the assets or outstanding stock of the Employer by another corporation, then and in such event the obligations and responsibilities of the Employer under this Agreement shall be assumed by any such successor or acquiring corporation, and all of the rights, privileges and benefits of the Trustee under this Agreement shall continue.

     15. No Employment Agreement. This Agreement is not an employment agreement and nothing in this Agreement changes or in any way affects the Employer's rights to terminate the Employee's employment.

     16. No Guarantee of Any Particular Tax Results. Neither the Employer nor any of its agents, consultants or advisors guarantee any particular income tax or transfer tax treatment of this Agreement and the Policy. The Employee acknowledges that while the Agreement is in effect the Employee is subject to income taxation each year based on the value of the economic benefit attributable to the life insurance protection provided under this Agreement. Employee and Trustee further acknowledge that they have been advised of the tax risks associated with Trustees accession to the cash value of such policy and accept such risks. The Trustee also acknowledges that although the Policy is designed not to be or become a Modified Endowment Contract ("MEC") as defined in Section 7702A of the Internal Revenue Code of 1986, it may nevertheless be or become a MEC. Under a MEC, cash withdrawals and Policy loans are taxed to the extent there are earnings in the Policy, and may be subject to an additional tax.

     17. Trustee's Interest Is Exempt from Creditors (to the Extent Permitted by Law). To the extent enforceable under applicable law, neither the Trust's interest in the Policy and this Agreement nor any part thereof is subject in any manner to (a) any claims of any creditor of the Trustee, Employee or the Employer,
(b) the debts, contracts, liabilities or torts of the Trustee, Employee or the Employer, or (c) voluntary or involuntary transfer to, on behalf of or on account of any creditor of the Trustee, Employee or the Employer. If any person or entity attempts to take any action contrary to this Section and if this Section is enforceable under applicable law, such action will have no effect, and the Trustee, Employee and Employer will disregard the action, will not in any manner be bound by it, and will not incur any liability on account of it or the disregard of it.

     18. Miscellaneous. Where appropriate in this Agreement, words used in the singular shall include the plural, and words used in masculine shall include the feminine or neuter. This Agreement and all rights hereunder are governed by ERISA and, to the extent that state law is applicable, the laws of the State of Florida shall govern this Agreement.

          IN WITNESS WHEREOF, the parties have executed this Plan under seal as of the day and year first above written.

                                   FLORIDA ROCK INDUSTRIES, INC.



                                   By:/s/ H.B. Horner
                                      Exec Vice-President


(CORPORATE SEAL)


Attest:/s/ Dennis D. Frick
       ______ Secretary



                                   TRUSTEE



                                   /s/ Edward L'Engle Baker(SEAL)
                                   Edward L'Engle Baker

                           Schedule A



Insureds - John D. Baker, II and Anne D. Baker.


1.   American Heritage Life Insurance Company Policy Number
     0279707U.

2.   Initial Face Amount $2,030,000.

3    Option 2, increasing death benefit.

4 Florida Rock Industries, Inc. shall pay a portion of the annual premium for twenty (20) Policy years commencing with the premium for the initial Policy year beginning January 24, 1994.

5    This Agreement shall terminate upon the expiration of twenty
     (20) Policy years from the initial date of the Policy.

        ASSIGNMENT OF LIFE INSURANCE POLICY AS COLLATERAL


A. For Value Received the undersigned hereby assigns, transfers and sets over to FLORIDA ROCK INDUSTRIES INC., Attention: Mr. H.B. Horner, Florida Rock Industries, Inc., 155 East 21st Street, Jacksonville, FL 32201 (904) 355-1781, its successors and assigns (herein called the "Assignee") Policy No. 0279707U issued by American Heritage Life Insurance company (herein called the "Insurer") and any supplementary contracts issued in connection therewith (said policy and contracts being herein called the "Policy"), upon the lives of John D. Baker, II and Anne D. Baker and all claims, options, privileges, rights, title and interest therein and thereunder (except as provided in Paragraph C hereof), subject to all terms and conditions of the Policy and to all superior liens, if any, that the Insurer may have against the Policy. The undersigned by this instrument agrees and the Assignee by the acceptance of this assignment agrees to the conditions and provisions herein set forth.


B. It is expressly agreed that, without detracting from the generality of the foregoing, the following specific rights are included in this assignment and pass by virtue hereof:

     (1) The sole right to collect from the Insurer the net proceeds of the Policy when it becomes a claim by death or maturity;

     (2) The sole right to surrender the Policy and receive the surrender value thereof at any time provided by the terms of the Policy and at such other times as the Insurer may allow;

     (3) The sole right to obtain one or more loans or advances on the Policy, either from the Insurer or, at any time, from other persons, and to pledge or assign the Policy as security for such loans or advances;

     (4) The sole right to collect and receive all distributions or shares of surplus, dividend deposits or additions to the Policy now or hereafter made or apportioned thereto, and to exercise any and all options contained in the Policy with respect thereto; provided that unless and until the Assignee shall notify the Insurer in writing to the contrary, the distributions or shares of surplus, dividend deposits and additions shall continue on the plan in force at the time of this assignment; and

     (5) The sole right to exercise all non-forfeiture rights permitted by the terms of the Policy or allowed by the Insurer and to receive all benefits and advantages derived therefrom.


C. It is expressly agreed that the following specific rights, so long as the Policy has not been surrendered, are reserved and excluded from this assignment and do not pass by virtue hereof;

     (1) The right to collect from the Insurer any disability benefit payable in cash that does not reduce the amount of insurance;

     (2)  The right to designate and change the beneficiary;

     (3) The right to elect any optional mode of settlement permitted by the Policy or allowed by the Insurer; but the reservation of these rights shall in no way impair the right of the Assignee to surrender the Policy completely with all its incidents or impair any other right of the Assignee hereunder, and any designation or change of beneficiary or election of a mode of settlement shall be made subject to this assignment and to the rights of the Assignee hereunder.


D. This assignment is made and the Policy is to be held as collateral security for any and all liabilities (the "Liabilities") of the undersigned to the Assignee pursuant to the Split Dollar Insurance Agreement, dated January 24, 1994 between the Assignee and Edward L'Engle Baker, Trustee (the "Split Dollar Agreement").


E. The Assignee covenants and agrees with the undersigned as follows:

     (1) That any balance of sums received hereunder from the Insurer remaining after payment of the then existing Liabilities, matured or unmatured, shall be paid by the Assignee to the persons entitled thereto under the terms of the Policy had this assignment not been executed;

     (2) That the Assignee will not exercise any of the rights assigned under Paragraphs B(2), B(3), B(4) or B(5) hereof until there has been default in any of the Liabilities or a failure to pay any premium when due, nor until twenty days after the Assignee shall have mailed, by first-class mail, to the undersigned at the address last supplied in writing to the Assignee specifically referring to this assignment, notice of intention to exercise such right; and

     (3) That the Assignee will upon request forward without unreasonable delay to the Insurer the Policy for endorsement of any designation or change of beneficiary or any election of an optional mode of settlement.


F. The Insurer is hereby authorized to recognize the Assignee's claims to rights hereunder without investigating the reason for any action taken by the Assignee, or the validity or the amount of the Liabilities or the existence of any default therein, or otherwise, or the application to be made by the Assignee of any amounts to be paid to the Assignee. The sole signature of the Assignee shall be sufficient for the exercise of any rights under the Policy assigned hereby and the sole receipt of the Assignee for any sums received shall be a full discharge and release therefor to the Insurer. Checks for all or any part of the sums payable under the Policy and assigned herein, shall be drawn to the exclusive order of the Assignee if, when, and in such amounts as may be requested by the Assignee.


G. Except as otherwise provided in the Split Dollar Agreement, the Assignee shall be under no obligation to pay any premium, or the principal of or interest on any loans or advances on the Policy whether or not obtained by the Assignee, or any other charges on the Policy, but any such amounts so paid by the Assignee from its own funds (other than any such payment for which the Assignee has been reimbursed) shall become a part of the Liabilities hereby secured.


H. The exercise of any right, option, privilege or power given herein to the assignee shall be at the option of the Assignee, but (except as restricted by Paragraph E(2) hereof) the Assignee may exercise any such right, option, privilege or power without notice to, or assent by, or affecting the liability of, or releasing any interest hereby assigned by the undersigned, or any of them.


I. The Assignee may take or release other security, may release any party primarily or secondarily liable for any of the Liabilities, may grant extensions, renewals or indulgences with respect to the Liabilities, or may apply to the Liabilities in such order as the Assignee shall determine, the proceeds of the Policy hereby assigned or any amount received on account of the Policy by the exercise of any right permitted under this assignment, without resorting or regard to other security.


J. In the event of any conflict between the provisions of this assignment and provision of the Split Dollar Agreement, with respect to the Policy or rights of collateral security therein, the provisions of this assignment shall prevail.


K. The undersigned declares that no proceedings in bankruptcy are pending against him and that his property is not subject to any assignment for the benefit of creditors.

     Signed and sealed this 24th day of January, 1994.




/s/ Dennis D. Frick                /s/ Edward L. Baker      (Seal)
     Witness                                 Owner

                       3818 Bettes Circle, Jacksonville, FL 32210
                                             Address




                             * * * *

                       RECEIPT BY INSURER